EXHIBIT 99.1

Restaurant Brands International Announces Plan for Burger King® in China
RBI acquires partners’ equity stakes and will identify a new local operating partner
Transaction shows commitment to drive long-term growth in China

TORONTO – February 18, 2025 – Restaurant Brands International Inc. (NYSE/TSX: QSR, TSX: QSP) (“RBI”, “Company”) announced today that a subsidiary of RBI has acquired from TFI Asia Holdings BV (“TFI”) and Pangaea Two Acquisition Holdings XXIII, Ltd ("Cartesian”) all their equity interests in Burger King China for approximately $158 million in an all-cash transaction.

As a result, RBI now owns nearly 100% of the business and will engage advisors to assist the company to identify a new local partner to inject primary capital into the business and become the controlling shareholder. This aligns with RBI’s long-term strategy of partnering with experienced local operators while maintaining a primarily franchised business.

TFI has been a valued partner in Burger King’s expansion in China, helping the brand grow from ~60 restaurants in 2012 to ~1,500 today and will continue expanding its operations in Turkey as one of RBI’s largest business partners worldwide.

Cartesian has also played an important role supporting Burger King’s development in the market, and RBI continues to be a partner with Cartesian in growing the Tim Hortons business in China.

“We are thankful for TFI’s and Cartesian’s partnership over the years and their role in expanding the brand in China,” said Rafael Odorizzi, President of Asia Pacific for RBI. “This transaction marks the beginning of a new chapter for Burger King in China and reinforces our commitment to long-term growth in the region as we identify a new local operating partner. We are committed to offering our guests high quality food and exceptional experiences in welcoming restaurants across China.”

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with nearly $45 billion in annual system-wide sales and over 32,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

Forward-Looking Statements
This press release includes forward-looking statements, which are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions and include statements related to expectations regarding growth of the Burger King business in China, the Burger King and Popeyes businesses in Turkey, and the Tim Hortons business in China, and the ability to identify a new local partner to become the controlling shareholder in the Burger King business in China. These forward-looking statements may be affected by risks and uncertainties in the business of RBI, Burger King in China, Burger King and Popeyes in Turkey and Tim Hortons in China and market conditions, and include the following: risks related to competition, macro-economic factors and general risks of doing business in China and Turkey, the effectiveness of marketing, advertising and digital programs, ability to successfully implement growth strategies, ability to identify and lease sites that meet brand criteria, unforeseen events, fluctuations in interest and currency exchange rates, tariffs, changes in laws and regulations, and geopolitical conflicts. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by RBI with the U.S. Securities and Exchange Commission and the Canadian securities regulators, including RBI's annual report on Form 10-K for the year ended December 31, 2023. RBI cautions readers that certain important factors may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made herein. RBI does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
Contacts
Investors: investor@rbi.com
Media: media@rbi.com